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Exhibit 23.5

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in the Registration Statement on Form S-3 of 1-800 CONTACTS, INC. of our report dated February 7, 2003 relating to the financial statements of K&D Distributors, Ltd. d/b/a Lens 1st for the year ended December 31, 2000 which appears in the Current Report on Form 8-K/A of 1-800 CONTACTS, INC. dated April 15, 2003.

/s/  PLANTE & MORAN, PLLC

Toledo, Ohio
September 29, 2003

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INDEPENDENT AUDITORS' CONSENT